Cardiff Oncology Secures $13.5 Million Equity Investment from Biotech-Focused Fundamental Institutional Investors Acorn Bioventures and CAM Capital
SAN DIEGO (June 16, 2020) – Cardiff Oncology, Inc. (Nasdaq: CRDF), a clinical-stage oncology therapeutics company developing drugs to treat cancers with the greatest medical need for new treatment options, including KRAS-mutated colorectal cancer, castration-resistant prostate cancer and leukemia, today announced it has entered into a securities purchase agreement, jointly led by biotech-focused fundamental institutional investors, Acorn Bioventures and CAM Capital, at the closing price as of June 15, 2020. The financing includes common stock, non-voting Series E preferred stock and warrants for aggregate gross proceeds of $13.5 million. The proceeds will be used to accelerate the development of onvansertib and associated capital expenditures.
“We are thrilled to have the long-term investment and support of Acorn Bioventures and CAM Capital to help continue advancing our prioritized clinical programs towards value inflection milestones,” said Dr. Mark Erlander, Chief Executive Officer of Cardiff Oncology. “Broadening our institutional investor base will also provide the opportunity for us to gain valuable insight and input from our new investors as part of their role as non-voting observers to our Board of Directors. We believe this financing will allow us to build on the momentum from the recent positive clinical data presented at ASCO in KRAS-mutated metastatic colorectal cancer. Ultimately, our goal is to provide cancer patients with more effective therapeutic options through development of combination regimens across a number of difficult-to-treat cancers.”

The common stock is being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-232321), previously filed with the Securities and Exchange Commission (“SEC”) on June 25, 2019 and declared effective on July 1, 2019. Such shares of common stock are being offered only by means of a prospectus supplement. A prospectus supplement and the accompanying prospectus relating to the registered direct offerings may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Cardiff Oncology, Inc.

The Series E preferred stock and warrants described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506(b) of Regulation D promulgated thereunder and, along with the common stock underlying the Series E preferred and the warrants, have not been registered under the Act or applicable state securities laws. Accordingly, the Series E preferred stock, warrants and underlying common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Acorn Bioventures

Acorn Bioventures invests across stages in small-cap public and private biotechnology companies focused on bringing novel innovative medicines to patients. Their investment flexibility allows them to provide value across the entire spectrum from seed financings, cross-over financings, IPOs, registered direct offerings, PIPEs, open market purchases, etc. Acorn Bio-ventures’ investment process is based on fundamental research. They look for paradigm changing medical therapies, undiscovered or underappreciated assets, backed by outstanding teams.

About CAM Capital

CAM Capital was established in 2012 by Bruce Kovner following his retirement from Caxton Associates, the macro hedge fund he founded and managed from 1983 to 2011. CAM Capital manages assets exclusively for entities related to Mr. Kovner and its senior employees. CAM Capital’s goal is to achieve long-term compounded growth of its portfolio using a diversified, opportunistic investment strategy. CAM Capital’s investments span all parts of the corporate capital structure in both the private and public markets.
About Cardiff Oncology, Inc.
Cardiff Oncology (formerly Trovagene, Inc.) is a clinical-stage biotechnology company with the singular mission of developing new treatment options for cancer patients in indications with the greatest medical need. Our goal is to overcome resistance, improve response to treatment and increase overall survival. We are developing onvansertib, a first-in-class, third-generation Polo-like Kinase 1 (PLK1) inhibitor, in combination with standard-of-care chemotherapy and targeted therapeutics. Our clinical development programs incorporate tumor genomics and biomarker technology to enable assessment of patient response to treatment. We have three ongoing clinical programs that are demonstrating the safety and efficacy of onvansertib: a Phase 1b/2 study of onvansertib in combination with FOLFIRI/Avastin® in KRAS-mutated metastatic colorectal cancer (mCRC); a Phase 2 study of onvansertib in combination with Zytiga® (abiraterone)/prednisone in metastatic castration-resistant prostate cancer (mCRPC); and a Phase 2 study of onvansertib in combination with decitabine in relapsed or refractory acute myeloid leukemia (AML). For more information, please visit https://www.cardiffoncology.com.
Forward-Looking Statements
Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Cardiff Oncology's expectations, strategy, plans or intentions. These forward-looking statements are based on Cardiff Oncology's current expectations and actual results could differ materially.  There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, our need for additional financing; our ability to continue as a going concern; clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm our financial condition and increase our costs and expenses; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; our ability to develop tests, kits and systems and the success of those products; regulatory, financial and business risks related to our international expansion and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that any of our technology or products will be utilized or prove to be commercially successful.  Additionally, there are no guarantees that future clinical trials will be completed or successful or that any precision medicine therapeutics will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Cardiff Oncology's Form 10-K for the year ended December 31, 2019, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Cardiff Oncology does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Cardiff Oncology Contact:
Vicki Kelemen
VP, Clinical Development and Investor Relations
858-952-7652
vkelemen@cardiffoncology.com

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